SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 4, 2008

TGC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32472	74-2095844
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 E. Park Blvd., Suite 955

Plano, TX 75074

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 881-1099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

Lease Agreement

On August 4, 2008, TGC Industries, Inc. (the “Company”) entered into a five-year lease agreement (the “Lease”), commencing on November 1, 2008, and ending on October 31, 2013, with J. C. Ray Incorporated for property in Denison, Texas (the “Leased Premises”).  The Leased Premises consist of two buildings containing approximately 10,000 square feet each, a third building containing approximately 5,000 square feet, for a total of approximately 25,000 square feet of building space, and the adjacent outside storage yard of approximately 60,500 square feet.  The Company will use this additional space to store equipment and provide office space for its administrative personnel.  Under the Lease, the Company will begin making monthly rental payments in the amount of $14,886.36, commencing on November 1, 2008.  A copy of the Lease is being furnished as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Commercial Lease Agreement between TGC Industries, Inc. and J. C. Ray Incorporated, dated August 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TGC INDUSTRIES, INC.

Date: August 8, 2008	By:	/s/ Wayne A. Whitener
Wayne A. Whitener
President and CEO

EXHIBIT INDEX

Exhibit No.	Description

10.1	Commercial Lease Agreement between TGC Industries, Inc. and J. C. Ray Incorporated, dated August 4, 2008.